 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2015

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, the Registrant’s shareholders approved the 2015 Long-Term Incentive Plan (the “2015 Plan”), which amended and restated the prior Amended and Restated 2004 Long-Term Incentive Plan (the “2004 Plan”) (see Item 5.07 below).  Among other changes, the 2015 Plan amended the 2004 Plan to increase the number of shares of Common Stock authorized for issuance by 300,000 shares, change the share counting provisions, add repricing restrictions, provide for a minimum one year vesting period on all awards (subject to limited exceptions) and change the limitations on certain awards.  The 2015 Plan is described under Proposal 3 in the Registrant’s proxy statement filed with the Securities and Exchange Commission on April 8, 2015, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Secutiry Holders.

(a)	The Annual Meeting of Stockholders of the Registrant (the “Annual Meeting”) was held in Deerfield, Illinois on Wednesday, May 20, 2015.
(b)	The following matters were voted on by the Registrant’s stockholders at the Annual Meeting and received the following votes:
1.	Proposal 1 – Election of Four Class II Directors to serve for a three-year term expiring in 2018 and One Class I Director to serve for a two-year term expiring in 2017:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert B. Aiken, Jr.	35,652,113	340,892	1,032,117
Charles K. Crovitz	35,013,314	979,691	1,032,117
Roy W. Haley	35,518,978	474,027	1,032,117
Stuart A. Taylor, II	34,742,142	1,250,863	1,032,117
Paul S. Williams	35,672,100	320,905	1,032,117
2.	Proposal 2 – A proposal to ratify the selection of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for 2015:

	Votes For	Votes Against	Abstentions
No. of Shares	36,768,475	254,940	1,707
3.	Proposal 3 – Approval of Amendments to and Restatement of the 2004 Plan:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	35,194,438	657,554	141,013	1,032,117

4.	Proposal 4 – An advisory (nonbinding) vote on the compensation of the Registrant’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	35,405,506	389,226	198,273	1,032,117
(c)	Not applicable
(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: May 27, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary